Exhibit 99.1

Contact:

Allen & Caron Inc.	RITA Medical Systems, Inc.
Jill Bertotti (investors)	Don Stewart, Chief Financial Officer
949-474-4300	Stephen Pedroff, V.P. Marketing Communications
jill@allencaron.com	650-314-3400
SurfMedia Communications	dstewart@ritamed.com
Juliana Minsky (media)	spedroff@ritamed.com
805-962-3700
jm@surfmedia.com

91% EIGHTEEN MONTH LUNG CANCER SURVIVAL STATISTICS REPORTED IN MULTICENTER CLINICAL TRIAL USING RITA MEDICAL SYSTEMS RADIOFREQUENCY ABLATION PRODUCTS

RITA Updates Clinical Trial Data Presented at 2004 Radiological Society of America 90th Scientific Assembly and Annual Meeting

MOUNTAIN VIEW, CA (December 2, 2004) . . . RITA Medical Systems, Inc. (Nasdaq: RITA) today announced that eighteen month survival statistics of the RAPTURE lung cancer clinical trial were reported this week at the Radiological Society of North America (RSNA) 90th Scientific Assembly and Annual Meeting in Chicago. The paper entitled, “Radiofrequency Ablation of Pulmonary Tumors Response Evaluation (RAPTURE) Trial,” was presented by Riccardo Lencioni, M.D., Professor of Diagnostic and Interventional Radiology at the University of Pisa in Italy.

Dr. Lencioni commented, “The results of radiofrequency ablation (RFA) in the treatment of lung malignancies are impressive, as all patients who were enrolled in our study were rejected for surgery because of poor general conditions, severely impaired pulmonary function, or other associated diseases, and had exhausted chemotherapy or radiation therapy options.” Dr. Lencioni continued, “We believe that radiofrequency ablation should be considered a viable alternate or complementary treatment for the many patients with pulmonary tumors who unfortunately can not undergo surgical resection.”

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The data presented at RSNA are the first reported survival rates from the RAPTURE trial. In this multicenter study, in which seven centers from United States, Europe, and Australia took part, 106 patients with a total of 186 tumors were treated. RFA was technically feasible in 99% of the patients. Diagnoses included non-small cell lung cancer (NSCLC) in 33 patients, metastasis from colorectal adenocarcinoma in 52 patients, and metastasis from other primary malignancy in 15 patients. Cancer specific survival among patients with primary non-small cell lung cancer (n = 33) was 91% at both one year and eighteen months. Cancer specific survival among patients with colorectal metastases to the lung (n = 53) was 88% at one year and 82% at eighteen months.

Joseph DeVivo, President and CEO of RITA Medical Systems commented, “A variety of scientific sessions at RSNA this year highlight the successful application of RITA technology to treat seriously ill cancer patients with few other options.” Mr. DeVivo continued, “We are pleased to see that clinical evidence showing patient benefit continues to be presented in educational and professional meetings around the world.”

More than 70 scientific papers, abstracts, posters, and education sessions are dedicated to the use of radiofrequency ablation (RFA) to treat various cancer types at the RSNA meeting this year. Dr. Lencioni presented a total of five papers describing survival results for the treatment of liver metastases from colorectal cancer and breast cancer, local tumor control rates for the treatment of stage 1A non-small cell lung cancer, survival rates for the treatment of lung cancer, and survival rates for the treatment of primary liver cancer.

RITA Procedure in Liver Metastases from Colorectal Cancer
In a paper entitled, “Tumor Radiofrequency Ablation Italian Network (TRAIN): Long-term Results in Hepatic Colorectal Cancer Metastases,” Dr. Lencioni reported the 5-year survival results of radiofrequency ablation of hepatic metastases from colorectal cancer. The study included 423 patients who were treated for 615 tumors. All patients were excluded or refused surgical excision treatment for their lesions. The primary effectiveness rate on a lesion-by-lesion basis was 85.4% (525 of 615 lesions). The overall survival by Kaplan-Meier1 method was 85.6% at 1 year, 62.6% at 2 years, 46.8% at 3 years, 29.1% at 4 years, and 24.1% at 5 years. Researchers concluded that long-term follow-up data show that RFA is an effective treatment for hepatic colorectal metastases.

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RITA Procedure in Liver Metastases from Breast Cancer
In a paper entitled, “Tumor Radiofrequency Ablation Italian Network (TRAIN) Survival Analysis in Breast Cancer Patients with Isolated Hepatic Metastases,” Dr. Lencioni reported the outcome of percutaneous radiofrequency ablation of liver metastases from breast cancer. In the trial 102 breast cancer patients with 153 liver metastases were treated. Complete tumor ablation was achieved in 93 (91.2%) of 102 patients. The overall survival by the Kaplan-Meier1 method was 95.5% at 1 year, 77.3% at 2 years, 49.6% at 3 years, and 29.8% at 5 years. Researchers concluded that RFA appears to be a viable complementary treatment method for selected patients with breast cancer metastases isolated to the liver.

RITA Procedure in Stage 1A Non-Small Cell Lung Cancer
In a paper entitled, “Percutaneous Radiofrequency Ablation of Stage 1A Non-small Cell Lung Cancer: A Prospective Multicenter Clinical Trial,” Dr. Lencioni reported the local tumor control rates at one-year post-operatively for 100 patients with 169 malignant lung tumors. All patients were considered unfit for surgery, while RFA was technically feasible in 99 (99%) of the patients. Complete ablation of the treated tumors was confirmed by the absence of tumor re-growth over a period of 1 year or more in 48 (91%) of 53 lesions in 44 patients. Researchers concluded that computed tomography (CT) guided RFA treatment yields high local tumor control rates in patients with lung malignancies.

RITA Procedure in Primary Liver Cancer
In a paper entitled, “Tumor Radiofrequency Ablation Italian Network (TRAIN): Long-term Survival in Patients with Stage 0 Hepatocellular Carcinoma,” Dr. Lencioni reported survival results for patients with a solitary tumor less than 2 cm (“carcinoma in situ”) in patients with well compensated cirrhosis of the liver. 96 patients were treated and followed for the trial, and all received RF ablation as the sole first-line anticancer treatment. Complete tumor ablation was achieved in 93 of 96 patients for a primary effectiveness of 96.9%. The overall survival rates by the Kaplan-Meier method were 98.7% at 1 year, 95.7% at 2 years, 87.5% at 3 years, 78.1% at 4 years, 64.5% at 5 years, 57.3% at 6 years, and 45.9% at 7 years. Researchers concluded that RFA ablation is an effective treatment for cirrhotic patients with stage 0 hepatocellular carcinoma and that these patients achieved survival rates equivalent to those reported for Western patients who underwent surgical resection.

1For survival studies, the Kaplan-Meier estimate of survival is calculated by dividing time into intervals such that each interval ends at the time of an observation, whether censored (removed) or uncensored. The probability of survival is calculated at the end of each interval, with censored observations assumed to have occurred just after uncensored ones.

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About RITA Medical Systems, Inc.
RITA Medical Systems develops manufactures and markets innovative products for cancer patients including radiofrequency ablation (RFA) systems for treating cancerous tumors as well as percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary Vortex® technology; tunneled central venous catheters; safety infusion sets and peripherally inserted central catheters used primarily in cancer treatment protocols. The proprietary RITA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, RITA became the first RFA Company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone.

The statements in this news release related to the efficacy of RFA treatment, survival rates resulting from the use of RFA or the RITA System, and benefits of RFA treatment are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Information regarding these risks is included in the Company's filings with the Securities and Exchange Commission.

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